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                                   INDENTURE


                           Dated as of June 21, 2000


                                     Among


                               TEKNI-PLEX, INC.,


                        the GUARANTORS (defined herein)


                                      and


                             HSBC BANK USA, Trustee


                                   ---------


                   12 3/4% Senior Subordinated Notes due 2010


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




                             CROSS-REFERENCE TABLE

                                                                    Indenture
Trust Indenture Act Section                                         Section
                                         -
ss.310 (a)(1)................................................       7.10
       (a)(2)................................................       7.10
       (a)(3)................................................       N.A.
       (a)(4)................................................       N.A.
       (a)(5)................................................       N.A.
       (b)...................................................       7.08; 7.10;
                                                                    13.02
       (c)...................................................       N.A.
ss.311 (a)...................................................       7.11
       (b)...................................................       7.11
       (c)...................................................       N.A.
ss.312 (a)...................................................       2.05
       (b)...................................................       13.03
       (c)...................................................       13.03
ss.313 (a)...................................................       7.06
       (b)(1)................................................       N.A.
       (b)(2)................................................       7.06
       (c)...................................................       7.06; 13.02
       (d)...................................................       7.06
ss.314 (a)...................................................       4.11; 4.12;
                                                                    13.02
       (b)...................................................       N.A.
       (c)(1)................................................       13.04
       (c)(2)................................................       13.04
       (c)(3)................................................       N.A.
       (d)...................................................       N.A.
       (e)...................................................       13.05
       (f)...................................................       N.A.
ss.315 (a)...................................................       7.01(b)
       (b)...................................................       7.05; 13.02
       (c)...................................................       7.01(a)
       (d)...................................................       7.01(c)
       (e)...................................................       6.11
ss.316 (a)(last sentence)....................................       2.09
       (a)(1)(A).............................................       6.05
       (a)(1)(B).............................................       6.04
       (a)(2)................................................       N.A.
       (b)...................................................       6.07
       (c)...................................................       10.04
ss.317 (a)(1)................................................       6.08
       (a)(2)................................................       6.09
       (b)...................................................       2.04
ss.318 (a)...................................................       13.01

---------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -


                                                                            Page


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...................................................1
SECTION 1.02.    Other Definitions............................................19
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act............20

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating..............................................21
SECTION 2.02.    Execution, Authentication and Denominations..................23
SECTION 2.03.    Registrar and Paying Agent...................................23
SECTION 2.04.    Paying Agent To Hold Money in Trust..........................24
SECTION 2.05.    Securityholder Lists.........................................24
SECTION 2.06.    Transfer and Exchange........................................25
SECTION 2.07.    Replacement Securities.......................................35
SECTION 2.08.    Outstanding Securities.......................................35
SECTION 2.09.    Treasury Securities..........................................35
SECTION 2.10.    Temporary Securities.........................................36
SECTION 2.11.    Cancellation.................................................36
SECTION 2.12.    Defaulted Interest...........................................36
SECTION 2.13.    CUSIP or CINS Number.........................................36
SECTION 2.14.    Payments of Interest.........................................37

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee...........................................38
SECTION 3.02.    Selection of Securities To Be Redeemed.......................38
SECTION 3.03.    Notice of Redemption.........................................38
SECTION 3.04.    Effect of Notice of Redemption...............................39
SECTION 3.05.    Deposit of Redemption Price..................................40
SECTION 3.06.    Securities Redeemed in Part..................................40

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                                                                            Page


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities........................................40
SECTION 4.02.    Maintenance of Office or Agency..............................40
SECTION 4.03.    Limitation on Transactions with Affiliates and
                 Related Persons..............................................41
SECTION 4.04.    Limitation on Indebtedness...................................42
SECTION 4.05.    Limitation on Certain Asset Dispositions.....................44
SECTION 4.06.    Limitation on Restricted Payments............................45
SECTION 4.07.    Corporate Existence..........................................48
SECTION 4.08.    Payment of Taxes and Other Claims............................49
SECTION 4.09.    Notice of Defaults...........................................49
SECTION 4.10.    Maintenance of Properties....................................49
SECTION 4.11.    Compliance Certificate.......................................50
SECTION 4.12.    Provision of Financial Information...........................50
SECTION 4.13.    Waiver of Stay, Extension or Usury Laws......................51
SECTION 4.14.    Change of Control............................................51
SECTION 4.15.    Limitation on Senior Subordinated Indebtedness...............52
SECTION 4.16.    Limitations Concerning Distributions and Transfers
                 by Restricted Subsidiaries...................................53
SECTION 4.17.    Limitation on Issuance and Sale of Capital Stock of
                 Restricted Subsidiaries......................................54
SECTION 4.18.    Limitation on Liens..........................................54
SECTION 4.19.    Future Guarantors............................................56

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.    Restriction on Mergers, Consolidations and Certain
                 Sales of Assets..............................................56
SECTION 5.02.    Successor Corporation Substituted............................57

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default............................................58
SECTION 6.02.    Acceleration.................................................60
SECTION 6.03.    Other Remedies...............................................60
SECTION 6.04.    Waiver of Past Default.......................................61

                                                                            Page


SECTION 6.05.    Control by Majority..........................................61
SECTION 6.06.    Limitation on Suits..........................................62
SECTION 6.07.    Rights of Holders To Receive Payment.........................62
SECTION 6.08.    Collection Suit by Trustee...................................62
SECTION 6.09.    Trustee May File Proofs of Claim.............................63
SECTION 6.10.    Priorities...................................................63
SECTION 6.11.    Undertaking for Costs........................................64

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee............................................64
SECTION 7.02.    Rights of Trustee............................................65
SECTION 7.03.    Individual Rights of Trustee.................................66
SECTION 7.04.    Trustee's Disclaimer.........................................66
SECTION 7.05.    Notice of Defaults...........................................67
SECTION 7.06.    Reports by Trustee to Holders................................67
SECTION 7.07.    Compensation and Indemnity...................................67
SECTION 7.08.    Replacement of Trustee.......................................68
SECTION 7.09.    Successor Trustee by Merger, etc.............................69
SECTION 7.10.    Eligibility; Disqualification................................70
SECTION 7.11.    Preferential Collection of Claims Against Company............70

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.    Securities Subordinated to Senior Debt.......................70
SECTION 8.02.    No Payment on Securities in Certain Circumstances............71
SECTION 8.03.    Payment Over of Proceeds upon Dissolution, etc...............72
SECTION 8.04.    Subrogation..................................................73
SECTION 8.05.    Obligations of Company Unconditional.........................74
SECTION 8.06.    Notice to Trustee............................................74
SECTION 8.07.    Reliance on Judicial Order or Certificate of
                 Liquidating Agent............................................75
SECTION 8.08.    Trustee's Relation to Senior Debt............................76
SECTION 8.09.    Subordination Rights Not Impaired by Acts or
                 Omissions of the Company or Holders of Senior Debt...........76
SECTION 8.10.    Securityholders Authorize Trustee To Effectuate
                 Subordination of Securities..................................76
SECTION 8.11.    This Article Not To Prevent Events of Default................77
SECTION 8.12.    Trustee's Compensation Not Prejudiced........................77

                                                                            Page


SECTION 8.13.    No Waiver of Subordination Provisions........................77
SECTION 8.14.    Subordination Provisions Not Applicable to Money
                 Held in Trust for Securityholders; Payments May Be
                 Paid Prior to Dissolution....................................78
SECTION 8.15.    Acceleration of Securities...................................78

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.    Termination of Company's Obligations.........................78
SECTION 9.02.    Conditions Precedent to Termination..........................79
SECTION 9.03.    Survival of Certain Obligations of the Company...............80
SECTION 9.04.    Trustee's Obligations upon Termination.......................81

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.   Without Consent of Holders...................................81
SECTION 10.02.   With Consent of Holders......................................82
SECTION 10.03.   Compliance with Trust Indenture Act..........................84
SECTION 10.04.   Revocation and Effect of Consents............................84
SECTION 10.05.   Notation on or Exchange of Securities........................85
SECTION 10.06.   Trustee To Sign Amendments, etc..............................85

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.   Unconditional Guarantee......................................85
SECTION 11.02.   Severability.................................................86
SECTION 11.03.   Release of a Guarantor.......................................86
SECTION 11.04.   Limitation of Guarantor's Liability..........................87
SECTION 11.05.   Contribution.................................................87
SECTION 11.06.   Execution of Guarantee.......................................87
SECTION 11.07.   Subordination of Subrogation and Other Rights................88

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.   Guarantee Obligations Subordinated to Senior Debt
                 of Guarantor.................................................88

                                                                            Page


SECTION 12.02.   No Payment on Guarantees in Certain Circumstances............89
SECTION 12.03.   Payment Over of Proceeds upon Dissolution, etc...............90
SECTION 12.04.   Subrogation..................................................91
SECTION 12.05.   Obligations of Guarantors Unconditional......................92
SECTION 12.06.   Notice to Trustee............................................93
SECTION 12.07.   Reliance on Judicial Order or Certificate of
                 Liquidating Agent............................................94
SECTION 12.08.   Trustee's Relation to Senior Debt of Guarantors..............94
SECTION 12.09.   Subordination Rights Not Impaired by Acts or
                 Omissions of the Guarantors or Holders of Senior
                 Debt of Guarantors...........................................94
SECTION 12.10.   Securityholders Authorize Trustee To Effectuate
                 Subordination of Guarantee...................................95
SECTION 12.11.   This Article Not To Prevent Events of Default................95
SECTION 12.12.   Trustee's Compensation Not Prejudiced........................95
SECTION 12.13.   No Waiver of Guarantee Subordination Provisions..............95
SECTION 12.14.   Payments May Be Paid Prior to Dissolution....................96

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls.................................96
SECTION 13.02.   Notices......................................................97
SECTION 13.03.   Communications by Holders with Other Holders.................98
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent...........98
SECTION 13.05.   Statements Required in Certificate or Opinion................99
SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar....................99
SECTION 13.07.   Governing Law................................................99
SECTION 13.08.   No Recourse Against Others...................................99
SECTION 13.09.   Successors..................................................100
SECTION 13.10.   Counterpart Originals.......................................100
SECTION 13.11.   Severability................................................100
SECTION 13.12.   No Adverse Interpretation of Other Agreements...............100
SECTION 13.13.   Legal Holidays..............................................100

SIGNATURES....................................................................99

EXHIBIT A - Form of Security................................................ A-1
EXHIBIT B - Form of Certificate of Transfer................................. B-1
EXHIBIT C - Form of Certificate of Exchange................................. C-1

     INDENTURE dated as of June 21, 2000, among TEKNI-PLEX, INC., a Delaware corporation (the "Company"), the Guarantors listed on the signature page hereto, and HSBC BANK USA, a banking corporation and trust company organized under the laws of the State of New York, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12 3/4% Senior Subordinated Notes due 2010:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

     "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person or (iii) Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-Registrar. See Section
2.03.

     "Applicable Procedures" means with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC, Euroclear or Clearstream that apply to such transfer or exchange.

     "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $5.0 million individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.18, (f) any Restricted Payment permitted by Section 4.06, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Restricted Subsidiaries' business, (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition, or (i) any disposition that constitutes a Change of Control.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

     "Board of Directors" means the Board of Directors of the Company or any Guarantor, as the case may be, or any authorized committee of that Board.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person and, if applicable, certified and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

     "Clearstream" means Clearstream Banking, societe anonyme, as successor to Cedel Bank, societe anonyme.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

     "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus (E) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period.

     In the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

     Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision and may include reasonably ascertainable cost savings.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and (b) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted

Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) non-cash gains and losses due solely to fluctuations in currency values, (d) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (e) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (f) all extraordinary gains and losses determined in accordance with GAAP and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company in accordance with the Investors' Agreement or otherwise, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

     "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 21, 2000, among the Company as borrower thereunder and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the others named therein, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof (including, without limitation, any amendment increasing the amount borrowed thereunder) and any agreement providing therefor whether by or with the same or any other lender, creditors, or group of creditors and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith.

     "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     "Designated Senior Debt" means (i) so long as the Credit Agreement is in effect, the Senior Debt incurred thereunder and (ii) thereafter, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance in a resolution certified pursuant to an Officers' Certificate and delivered to the Trustee.

     "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Securities (other than pursuant to change of control provisions similar to those applicable to the Securities, provided that such provisions expressly provide that no payment can be made on such Stock until any Offer to Purchase required pursuant to
Section 4.14 shall have been consummated and paid in full).

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company organized and existing under the laws of the United States, any state thereof or the District of Columbia.

     "DTC" means The Depository Trust Company or its successors.

     "11 1/4% Notes" means the Company's 11 1/4% Senior Subordinated Notes due 2007 issued pursuant to the 11 1/4% Notes Indenture.

     "11 1/4% Notes Indenture" means the indenture dated as of April 1, 1997, among the Company, the subsidiaries of the Company from time to time party thereto as guarantors thereunder and Marine Midland Bank, as trustee, as supplemented from time to time.

     "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Exchange Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Exchange Securities" means both the "Exchange Securities" and the "Private Exchange Securities" as each is defined in the Registration Rights Agreement; provided that in the case of any Registration Rights Agreement relating to additional Securities, such Exchange Securities are issued solely in exchange for and in aggregate principal amount equal to additional Securities issued in compliance with Article Four hereof.

     "Existing Credit Agreement" means the Credit Agreement, dated as of March 3, 1998, among the Company, as borrower thereunder, and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the others named therein, which will be repaid and refinanced as part of the Recapitalization.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase".

     "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

     "Global Security" means the global security, without coupons, representing all or a portion of the Securities deposited with DTC substantially in the form of Exhibit A attached hereto.

     "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Guarantee" means the guarantee of the Securities by each Guarantor under this Indenture.

     "Guarantor" means (i) each Domestic Restricted Subsidiary on the Issue Date with assets or stockholder's equity in excess of $25,000 and (ii) each Domestic Restricted Subsidiary, if any, of the Company formed or acquired after the Issue Date which pursuant to the terms of this Indenture executes a supplement to this Indenture as a Guarantor.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary of the Company or merges into or consolidates with the Company or any of its Restricted Subsidiaries.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person outstanding for more than 15 days, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services outstanding for more than 15 days (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses
(i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company owned by any Person other than the Company or a Restricted Subsidiary of the Company, and any Preferred Stock of a Restricted Subsidiary of the

Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary of the Company to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary of the Company. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit (excluding credit balances in bank accounts or similar accounts with other financial institutions) or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

     "Investors' Agreement" means the Investors' Agreement dated as of June 21, 2000 among Tekni-Plex, Tekni-Plex Partners, MST/TP Partners, Dr. Smith, Michael
F. Cronin and Tekni-Plex Management as in effect on the Issue Date.

     "Issue Date" means June 21, 2000.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year prepared in conformity with GAAP.

     "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of
Section 4.05), and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in subclause (b) of clause (3) of the first paragraph of Section 4.06; provided, further, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (ii) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

     "9 1/4% Notes" means the Company's 9 1/4% Senior Subordinated Notes due 2008 issued pursuant to the 9 1/4% Notes Indenture.

     "9 1/4% Notes Indenture" means the indenture dated as of March 1, 1998, among the Company, the subsidiaries of the Company from time to time party thereto as guarantors thereunder and Marine Midland Bank, as Trustee, as supplemented from time to time.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase."

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Officer" means the Chairman, Chief Executive Officer, the
President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers (one of whom shall be the Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer of the Company) or by an Officer and the Treasurer, the Secretary, an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

     "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Holder" means (i) Dr. F. Patrick Smith, Kenneth W.R. Baker and
(a) entities controlled by such Persons, (b) trusts for the benefit of such individual Persons or the spouses, issue, parents or other relatives of such individual Persons and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person; and (ii) Tekni-Plex Partners LLC and entities controlled by such Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof, in each case having a combined capital, surplus and undivided profits totaling more than $500 million, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued or otherwise transferred to the Company or any of its Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Restricted Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any Investment in any Person; provided, however, that
(x) after giving effect to any such Investment such Person shall become a Restricted Subsidiary of the Company or (y) such Person is merged with or into, or substantially all of such Person's assets are transferred to, the Company or a Restricted Subsidiary of the Company; (vii) receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture;
(x) Investments received as consideration for an Asset Disposition in compliance with Section 4.05; (xi) Investments in Restricted Subsidiaries or by virtue of which a Person became a Restricted Subsidiary (including under circumstances in which equity interests in a Restricted Subsidiary are acquired from third parties subsequent to such Person becoming a Restricted Subsidiary pursuant to the terms of any merger or acquisition or similar agreement in existence at the time such Person becomes a Restricted Subsidiary); and (xii) loans and advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Securities" means Securities that are not Global Securities issued substantially in the form of Exhibit A hereto, in certificated form and issued in the names of the holders thereof (or their nominees), duly executed by the Company and authenticated by the Trustee issued pursuant to the terms of
Section 2.06 hereof or otherwise.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Recapitalization" means the transactions contemplated to occur prior to, on and immediately after the Issue Date by the Recapitalization Agreement dated as of April 12, 2000 among the Company, Tekni-Plex Partners LLC, MST/TP Partners, L.P. and the other parties thereto (including the exhibits thereto).

     "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 21, 2000 among the Company, the Guarantors party thereto and J.P. Morgan Securities Inc., and any similar registration rights agreement covering additional Securities issued under this Indenture in compliance with
Section 2.15 and Article Four hereof.

     "Regulation S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as it may be amended from time to time.

     "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

     "Regulation S Permanent Global Security" means a permanent global security in the form of Exhibit A hereto bearing the Securities Act Legend and the Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

     "Regulation S Temporary Global Security" means a temporary global security in the form of Exhibit A hereto bearing the Regulation S Temporary Global Security Legend, the Securities Act Legend and the Global Securities Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Restricted Global Securities" means the Regulation S Global Security and the 144A Global Security, each of which contains a Securities Act Legend.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Physical Security" means a Physical Security containing a Securities Act Legend.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144" shall have the meaning set forth in the Registration Rights Agreement.

     "Rule 144A" shall have the meaning set forth in the Registration Rights Agreement.

     "S&P" means Standard & Poor's Ratings Group or any successor to its debt rating business.

     "Securities" means the 12 3/4% Senior Subordinated Notes due 2010 issued pursuant to the terms of this Indenture, as amended or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Securityholder" has the meaning set forth in the definition of "Holder" above.

     "Senior Debt" means, with respect to any Person at any date, (i) in the case of the Company or the Guarantors, all Indebtedness and other obligations under the Credit Agreement, including, without limitation, principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses,
(ii) all other Indebtedness of such Person for money borrowed, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments, refinancing or replacements thereof and all other Indebtedness of such Person of the types referred to in clauses (iii), (iv) (not including obligations issued or assumed as the deferred purchase price of services) and (vi) of the definition of Indebtedness and (iii) all interest on any Indebtedness referred to in clauses
(i) and (ii) accruing during, or which would accrue but for, the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

     Notwithstanding the foregoing, Senior Debt shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) any Indebtedness of such Person to any of its Subsidiaries, (d) Indebtedness Incurred in violation of Section 4.04; provided, however, that Indebtedness under the Credit Agreement shall be deemed not to have been Incurred in violation of such provisions for purposes of this clause (d) if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate such provision, and (e) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof.

     "Tender Offers" means the tender offers and consent solicitations commenced on May 19, 2000 relating to the 11 1/4% Notes and the 9 1/4% Notes.

     "Term Loan Facilities" means the term loans outstanding on the Issue Date under the Credit Agreement less any scheduled or other payments made thereon.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 10.03.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Unrestricted Global Securities" means one or more Global Securities that do not and are not required to bear the Securities Act Legend.

     "Unrestricted Physical Securities" means one or more Physical Securities that do not and are not required to bear the Securities Act Legend.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. The Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

               Term                                       Defined in Section

       "Bankruptcy Law"                                          6.01
       "Change of Control"                                       4.14
       "Custodian"                                               6.01
       "Event of Default"                                        6.01
       "Funding Guarantor"                                      11.05
       "Global Security Legend"                                  2.06(h)
       "Guarantor Blockage Period"                              12.02(a)
       "Guarantor Payment Blockage Notice"                      12.02(a)
       "Guarantor Securities Payment"                           12.02
       "144A Global Security"                                    2.01(a)
       "Paying Agent"                                            2.03
       "Payment Blockage Notice"                                 8.02(a)
       "Payment Blockage Period"                                 8.02(a)
       "Registrar"                                               2.03
       "Regulation S Global Security"                            2.01(a)
       "Required Filing Date"                                    4.12
       "Securities Act Legend"                                   2.06(f)
       "Securities Payment"                                      8.02
       "United States Government Obligation"                     9.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (7) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect hereof.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

     (a) Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Security shall be referred to herein as the "144A Global Security." Securities offered and sold in reliance on Regulation S shall be issued initially substantially in the form of Exhibit A hereto as a Regulation S Temporary Global Security in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Security shall be referred to herein as the "Regulation S Global Security." The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. Unrestricted Global Securities shall be issued initially in accordance with Sections 2.06(b)(iv), 2.06(c)(ii) and 2.06(e) in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

     Each Global Security shall represent such of the outstanding
Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     Upon the issuance of the Global Security to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participants' accounts with the respective interests owned by such Participants. Interests in the Global Securities shall be limited to Participants, including Euroclear and Clearstream, and indirect Participants.

     The Participants shall not have any rights either under this Indenture or under any Global Security with respect to such Global Security held on their behalf by DTC, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Interest, if any, on the Global Securities and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

     The provisions of the (i) "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and
(ii) the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) shall be applicable to interests in the Regulation S Global Security that are held by the Participants through Euroclear or Clearstream.

     (b) Securities. The provisions of the form of Securities contained in Exhibit A hereto are incorporated herein by reference. The Securities and the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or agreement to which the Company is subject. The Company shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantee) on them. If required, the Securities may bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02. Execution, Authentication and Denominations.

     Subject to Article Four and applicable law, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a Company Order, authenticate for original issue Securities in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in case of an issuance of Securities pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a

Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

     The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar. None of the Company, its Subsidiaries or any of their Affiliates may act as Paying Agent.

SECTION 2.04. Paying Agent To Hold Money in Trust.

     The Company shall require each Paying Agent to agree in writing (if other than the Trustee, who hereby agrees) to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange.


     (a) Transfer and Exchange of Global Securities. Transfer of the Global Securities shall be by delivery. Global Securities will be exchanged by the Company for Physical Securities only (i) if DTC notifies the Company that it is unwilling or unable to continue to act as depositary with respect to the Global Securities or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, (ii) at any time if the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Physical Securities or (iii) if the beneficial owner of an interest in the Global

Securities requests such Physical Securities, following an Event of Default under this Indenture, in a writing in the form of Exhibit C hereto, delivered through DTC to the Trustee.

     Upon the occurrence of any of the events specified in the previous paragraph, Physical Securities shall be issued in such names as DTC shall instruct the Trustee and the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Company shall execute and the Trustee shall authenticate and deliver to the Person designated in such instructions a Physical Security in the appropriate principal amount. The Trustee shall deliver such Physical Securities to the Persons in whose names such Securities are so registered. Physical Securities issued in exchange for a Restricted Global Security pursuant to this Section 2.06(a) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein. Global Securities may also be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a).

     (b) Transfer and Exchange of Interests in Global Securities. The transfer and exchange of interests in Global Securities shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. Interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. Transfers of interests in Global Securities shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

                    (i) All Transfers and Exchanges of Interests in Global Securities. In connection with all transfers and exchanges of interests in Global Securities (other than transfers of interests in a Global Security to Persons who take delivery thereof in the form of an interest in the same Global Security), the transferor of such interest must deliver to the Registrar (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited an interest in the specified Global Security in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Security to effect the transfer referred to in (1) and (2) above.

                   (ii) Transfer of Interests in the Same Restricted Global Security. Interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of an interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in Section 2.06(f) hereof.

                  (iii) Transfer of Interests to Another Restricted Global Security. Interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of an interest in another Restricted Global Security if the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of an interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

                           (B) if the transferee will take delivery in the form
                  of an interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

                   (iv) Transfer and Exchange of Interests in Restricted Global Security for Interests in an Unrestricted Global Security. Interests in any Restricted Global Security may be exchanged by the holder thereof for an interest in the Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                      (1) if the beneficial holder of such an
                           interest in a Restricted Global Security proposes to exchange it for an interest in the Unrestricted Global Security, a certificate from such beneficial holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof;

                                      (2) if the beneficial holder of such an
                           interest in a Restricted Global Security proposes to transfer it to a Person who shall take delivery thereof in the form of an interest in an Unrestricted Global Security, a certificate in the form of Exhibit B hereto, including the certification in item 4 thereof; and

                                      (3) in each such case set forth in this
                           paragraph (C), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of interests in the Restricted Global Security transferred pursuant to paragraph (B) above.

                    (v) Notation by the Trustee of Transfer of Interests Among Global Securities. Upon satisfaction of the requirements for transfer of interests in Global Securities pursuant to clauses (iii) or (iv) above, the Trustee shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Security from which the interests are being transferred, and increase or cause to be increased the aggregate principal amount of the Global Security to which the interests are being transferred, in each case, by the principal amount so transferred and shall direct DTC to make corresponding adjustments in its book-entry system. No transfer of interests of a Global Security shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of such interests only when, the Registrar has made appropriate adjustments to the applicable Global Security in accordance with this paragraph.

     (c) Transfer or Exchange of Physical Securities for Interests in a Global Security.

                    (i) If any Holder of Physical Securities required to contain the Securities Act Legend proposes to exchange such Securities for an interest in a Global Security or to transfer such Physical Securities to a Person who takes delivery thereof in the form of an interest in a Global Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                           (A) if the Holder of such Physical Registered
                  Securities proposes to exchange such Securities for an interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2 thereof;

                           (B) if such Physical Securities are being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof; or

                           (C) if such Physical Securities are being
                  transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof, the Trustee shall cancel the Physical Securities, increase or cause to be increased the aggregate principal amount of, in the case of clause
         (B) above, the 144A Global Security or, in the case of clause (C) above, the Regulation S Global Security, and direct DTC to make a corresponding increase in its book-entry system.

                   (ii) A Holder of Physical Securities required to contain the Securities Act Legend may exchange such Securities for an interest in the Unrestricted Global Security or transfer such Restricted Physical Securities to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security only:

                           (A) if such exchange or transfer is effected pursuant
                  to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) upon receipt by the Registrar of the following
                  documentation (all of which may be submitted by facsimile):

                                      (1) if the Holder of such Physical
                           Securities proposes to exchange such Securities for an interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof;

                                      (2) the Holder of such Registered
                           Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an interest in the Unrestricted Global Security, a certificate in the form of Exhibit B hereto, including the certifications in item 4 thereof; and

                                      (3) in each such case set forth in this
                           paragraph (C), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Physical Securities transferred pursuant to paragraph (B) above.

     (d) Notwithstanding Sections 2.05(b) or (c) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Physical Security or transferred to a Person who takes delivery thereof in the form of a Physical Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 (c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (e) Transfer and Exchange of Physical Securities.

                    (i) Transfer of a Physical Security to Another Physical Security. Following the occurrence of one or more of the events specified in Section 2.06(a), a Physical Security may be transferred to Persons who take delivery thereof in the form of another Physical Security if the Registrar receives the following:

                           (A) if the transfer is being effected pursuant to
                  and in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 3(a) thereof; or

                           (B) if the transfer is being effected pursuant to
                  and in accordance with Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 3(b) thereof.

                   (ii) Transfer and Exchange of Restricted Physical Security for Physical Security Which Does Not Bear the Securities Act Legend. Following the occurrence of one or more of the events specified in
         Section 2.06(a), a Restricted Physical Security may be exchanged by the Holder thereof for a Physical Security or transferred to a Person who takes delivery thereof in the form of a Physical Security which does not bear the Securities Act Legend if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives a certificate from such
                  Holder in the form of Exhibit C hereto, including the certifications in item 1(c) thereof and an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

                  (iii) Exchange of Physical Securities. When Physical Securities are presented by a Holder to the Registrar with a request to register the exchange of such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Registrar shall make the exchange as requested only if the Physical Securities are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and shall be issued only in the name of such Holder or its nominee. The Physical Securities issued in exchange for Physical Securities shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained herein in each case to the same extent as the Physical Securities so exchanged.

                   (iv) Return of Physical Securities. In the event of a transfer pursuant to clauses (i) or (ii) above and the Holder thereof has delivered certificates representing an aggregate principal amount of Securities in excess of that to be transferred, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Physical Security or Securities of any authorized denomination requested by the Holder, in an aggregate principal amount equal to the portion of the Security not so transferred.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the interests in the Restricted Global Securities and Restricted Physical Securities tendered for acceptance by persons participating therein. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Trustee shall cancel any Restricted Physical Certificates in accordance with Section 2.11 hereof.

     In the case that one or more of the events specified in Section 2.06(a) have occurred, upon the occurrence of such Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate Unrestricted Physical Securities in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities tendered for acceptance by persons participating therein.

     (g) General. By its acceptance of any Security bearing the Securities Act Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among agent members or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     (h) Legends. Each Restricted Global Security and each Restricted Physical Security shall bear the legend (the "Securities Act Legend") in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
     (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDTIRED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED

     INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     (i) Global Security Legend. Each Global Security shall bear a legend in substantially the following form (the "Global Security Legend"):

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC, OR BY ANY NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED

     BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE."

     (j) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PHYSICAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

     (k) Cancellation and/or Adjustment of Global Securities. At such time as all interests in the Global Securities have been exchanged for Physical Securities, all Global Securities shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any interest in a Global Security is exchanged for an interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee to reflect such reduction.

     (l) General Provisions Relating to All Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Physical Securities upon a written order signed by an Officer of the Company or at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05 hereof).

              (iii) All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

               (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

SECTION 2.07. Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

     Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

     Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

     The Trustee may require an Officers' Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

SECTION 2.10. Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11. Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The

Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, or reissue or resell, Securities which the Company has redeemed or paid or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) shall destroy cancelled Securities and deliver a certificate of destruction thereof to the Company.

SECTION 2.12. Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP or CINS Number.

     The Company in issuing the Securities may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number.

     In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to Section 2.15, the Company shall use its best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

SECTION 2.14. Payments of Interest.

     (a) The Holder of a Physical Security at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Physical Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Additional Interest due on such Interest Payment Date, in which case such defaulted interest and Additional Interest, if any, shall be paid in accordance with Section 2.12; provided that, in the event of an exchange of a Physical Security for a beneficial interest in any Global Security subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under
Section 2.12, any payment of the interest and Additional Interest payable on such payment date with respect to any such Physical Security shall be made to the Person in whose name such Physical Security was registered on such record date. Payments of interest on the Global Securities will be made to the Holder of the Global Security on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of a Global Security for Physical Security subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under
Section 2.12 any payment of interest or Additional Interest payable on such Interest Payment Date or other payment date with respect to the Physical Security shall be made to the Holder of the Global Security.

     (b) The Trustee shall pay interest and Additional Interest, if any, to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

     SECTION 2.15. Issuance of Additional Securities.

     The Company may, subject to Article Four of this Indenture and applicable law, issue additional Securities under this Indenture. The Securities issued on the Closing Date and any additional Securities subsequently issued shall vote together and be treated as a single class with all other Securities issued hereunder for all purposes under this Indenture.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

     If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Company shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

     If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (1) the redemption date;

     (2) the redemption price;

     (3) the CUSIP number;

     (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

     (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

     (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04. Effect of Notice of Redemption.

     Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05. Deposit of Redemption Price.

     At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS


SECTION 4.01. Payment of Securities.


     The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal (including, to the extent permitted by applicable law, post-petition interest in a proceeding under any Bankruptcy Law) at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Limitation on Transactions with
              Affiliates and Related Persons.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into directly or indirectly any transaction with any of their respective Affiliates or Related Persons (other than the Company or a Restricted Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $2.0 million unless a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $20.0 million the Company shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary, from a financial point of view from an independent financial advisor. The provisions of this covenant shall not apply to (i) transactions permitted by Section 4.06 and (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors or authorized executive officers, as the case may be, of the Company.

SECTION 4.04. Limitation on Indebtedness.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except: (i) Indebtedness of the Company or any of its Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for a year consisting of the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness (calculated on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision as if such Indebtedness had been Incurred on the first day of such year) would be greater than 2.0 to 1.0; (ii) Indebtedness of the Company and its Restricted Subsidiaries Incurred under the Credit Agreement in an amount not to exceed $125.0 million in aggregate principal amount at any time outstanding less the amount of any such Indebtedness that is permanently repaid or, without duplication, the amount by which commitments thereunder are permanently reduced, in either case, from the proceeds of Asset Dispositions; (iii) Indebtedness owed by the Company to any direct or indirect Wholly Owned Subsidiary of the Company or Indebtedness owed by a direct or indirect Restricted Subsidiary of the Company to the Company or a direct or indirect

Wholly Owned Subsidiary of the Company; provided, however, upon either (I) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary of the Company of any Indebtedness so permitted under this clause
(iii) to a Person other than the Company or another direct or indirect Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iv) Indebtedness of the Company or any Restricted Subsidiary under any interest rate or foreign currency hedge or exchange or other similar agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture (including the Securities); (v) Indebtedness Incurred to defer, renew, extend, replace, refinance or refund, whether under any amendment, supplement or otherwise (collectively for purposes of this clause (v), to "refund") any Indebtedness described in clause (viii) below, any Indebtedness Incurred under clause (i) above, the Securities issued on the Issue Date and the Guarantee of such Securities; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrued amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II)(A) in the case of any refunding of Indebtedness that is pari passu with the Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Securities, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Securities, such refunding Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the Holders of the Securities than those contained in the Indebtedness being refunded, (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14 and (C) any Indebtedness Incurred to refund any Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company; provided, further, that clause (II) of the immediately preceding proviso shall not apply to any Indebtedness incurred to refinance term loans under the Credit Agreement outstanding on the Issue Date or to subsequent refinancings of any such refinancing Indebtedness; (vi) commodity agreements of the Company or any of its Restricted Subsidiaries to the extent entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in their businesses; (vii) Indebtedness of the Company under the Exchange Securities and Indebtedness of the Guarantors under the Guarantees incurred in accordance with this Indenture;
(viii) Indebtedness issued or outstanding on the Issue Date (including (a) Indebtedness under clause (xiii) below and (b) the Term Loan Facilities and excluding (i) Indebtedness consisting of revolving loans under the Credit Agreement outstanding on the Issue Date, (ii) Indebtedness under the Existing Credit Agreement repaid on the Issue Date as part of the Recapitalization and
(iii) Indebtedness represented by any 11 1/4% Notes and 9 1/4% Notes which are tendered and accepted for payment pursuant to the Tender Offers); (ix) guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred hereunder; (x) Indebtedness the net proceeds of which are applied to defease the Securities in their entirety; (xi) Indebtedness of the Company or any of its Subsidiaries that is an endorsement of bank drafts and similar negotiable instruments for collection or deposit in the ordinary course of business; (xii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business not in excess of $10.0 million at any time outstanding; (xiii) Indebtedness under any 11 1/4% Notes and 9 1/4% Notes which are not tendered pursuant to and remain outstanding following the Tender Offers; and (xiv) Indebtedness of the Company or its Restricted Subsidiaries not otherwise permitted to be Incurred pursuant to clauses (i) through (xiii) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xiv), has an aggregate principal amount not in excess of $40.0 million at any time outstanding, which Indebtedness may be Incurred under the Credit Agreement or otherwise.

     For purposes of determining compliance with this covenant, in the event than an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xiv) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of indebtedness will be treated as having been Incurred pursuant to only one of such clauses. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause; provided that the Company would be permitted to Incur such item of Indebtedness (or such portion thereof) pursuant to such other clause at such time of reclassification.

Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

SECTION 4.05. Limitation on Certain Asset Dispositions.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) not less than 75% of the consideration for the disposition consists of (a) cash or readily marketable securities or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed) or (b) assets which constitute or are part of businesses which are related to the business of the Company or its Restricted Subsidiaries as of the Issue Date or which assets consist of the issued and outstanding Capital Stock of a person (which becomes a Restricted Subsidiary as a result of the transaction) the assets of which are principally comprised of such assets; and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company or its Restricted Subsidiaries (including in Capital Stock of another Person (other than any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided, however, that immediately after giving effect to any such investment in Capital Stock (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), (a) are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Debt of the Company or any of its Subsidiaries then outstanding (including a permanent reduction of commitments in respect thereof) or (b) are committed to the repayment, on a date no later than substantially concurrently with the consummation of an Offer to Purchase, of any Indebtedness which is pari passu in right of payment with the Securities on a pro rata basis with the Securities. Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied or committed as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Company shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Securities at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million

(at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase (and any concurrent offer to repurchase pari passu Indebtedness) may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section 4.05 shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of Section 5.01.

     In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 4.06. Limitation on Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), on or in respect of any class of the Capital Stock of the Company or any of its Restricted Subsidiaries excluding any (x) dividends or distributions payable solely in shares of Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock), or (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to the extent payable on a pro rata basis to all holders of Capital Stock of such Restricted Subsidiary, (ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in (other than a Permitted Investment), or make any payment on a guarantee of any obligation of, any Person, other than the Company or a direct or indirect Wholly Owned Subsidiary of the Company, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment"), if at the time thereof: (1) a Default or an Event of Default shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause

(i) of Section 4.04, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the Issue Date, plus (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from the issuance of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for Capital Stock of the Company which Indebtedness was Incurred after the Issue Date; plus (c) 100% of the aggregate after-tax net cash proceeds of the sale or other disposition of any Investment constituting a Restricted Payment made after the Issue Date; provided that any gain on the sale or disposition to the extent included in this clause (c) shall not be included in determining Consolidated Net Income for purposes of clause (a) above; provided, further, that amounts included in this clause (c) shall not exceed the Net Investment by the Company in the asset so sold or disposed.

     The foregoing provision shall not be violated by (i) any dividend on any class of Capital Stock of the Company or any of its Restricted
Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to clause (v) of
Section 4.04, (iii) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Capital Stock of the Company (other than Disqualified Stock), (iv) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale (other than in respect of any issuance to a Restricted Subsidiary of the Company) for cash of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock, to the extent used in any such Investment, shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (v) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock, to the extent used for such redemption, repurchase, retirement or other acquisition or retirement, shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (vi) payments made by the Company in an aggregate amount not to exceed $237.0 million to acquire shares of Capital Stock of the Company as part of the Recapitalization, (vii) payments made to purchase, redeem or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries at no more than fair market value (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from present and former employees and directors of the Company or any such Restricted Subsidiary in an amount not in excess of up to $5.0 million for each fiscal year and $15.0 million in the aggregate, in each case net of the aggregate net cash proceeds received from such Persons after the Issue Date from the issuance of, or equity contributions with respect to, Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company; (viii) so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase or retirement of Subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Securities to at least the same extent, and which has an Average Life at least as long, in each case, as the subordinated Indebtedness being redeemed, repurchased or retired, (ix) so long as no Default or Event of Default has occurred and is continuing, Investments not otherwise permitted pursuant to this covenant up to $15.0 million in the aggregate, (x) so long as no Default or Event of Default has occurred and is continuing, Restricted Payments not otherwise permitted pursuant to this covenant up to $10.0 million in the aggregate, (xi) any Permitted Investment and (xii) so long as no Default or Event of Default has occurred and is continuing, Investments in any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company or its Restricted Subsidiaries, provided that the aggregate amount of Investments pursuant to this clause does not exceed $25.0 million. Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause
(3) above), (iv), (vii), (ix), (x) and (xii) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

     For purposes of this Section 4.06, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the

Restricted Subsidiaries in such Unrestricted Subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

SECTION 4.07. Corporate Existence.

     Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more wholly-owned Subsidiaries of the Company with or into another wholly-owned Subsidiary of the Company or another Person, if the surviving Person is a wholly-owned Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09. Notice of Defaults.

     (1) In the event that any Indebtedness of the Company or any of its Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

     (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10. Maintenance of Properties.

     The Company shall cause all material properties owned by or leased to it or any of its Restricted Subsidiaries and used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11. Compliance Certificate.

     The Company shall deliver to the Trustee within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending on or about June 30, 2000.

SECTION 4.12. Provision of Financial Information.

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of Securities.

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14. Change of Control.

     Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Company shall commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be an integral multiple of $1,000 principal amount. A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by this Indenture) after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, other than any such Person, Persons, Affiliates or Related Parties who are Permitted Holders, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto), directly or indirectly, at least (i) 50% of the voting power of the outstanding Voting Stock of the Company or (ii) 40% of the voting power of the outstanding Voting Stock of the Company and in the case of clause (ii) the Permitted Holders own less than such Person or Group (in doing the "own less than" comparison in this clause (ii), the holdings of the Permitted Holders who are members of the new Group shall not be counted in the shares held in the aggregate by Permitted Holders) provided that in no event shall a "Governance Change", within the meaning of the amended and restated limited liability company agreement of Tekni-Plex Partners LLC and the limited liability company agreement of MST/TP Partners LLC, in each case as in effect on the Issue Date, be deemed to be a Change of Control under this Indenture; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person; (c) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company; (d) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (e) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. In no event would the sale of common stock of the Company to an underwriter or a group of underwriters in privity of contract with the Company (or anybody in privity of contract with such underwriters) be deemed to be a Change of Control or be deemed the acquisition of more than 40% of the voting power of the outstanding Voting Stock of the Company by a Person or any Group unless such common stock is not held in an investment account in which case the investment account would be treated without giving effect to the foregoing part of this sentence.

     Prior to the mailing of a notice to each Holder regarding the Offer to Purchase, but in any event within 30 days following the date on which a Change of Control occurs, the Company will be obligated under the Credit Agreement as in effect on the Issue Date to (i) repay in full all Indebtedness under the Credit Agreement (and terminate all such commitments) or offer to repay in full all such Indebtedness (and terminate all such commitments) and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement to permit the repurchase of the Securities. The Company will first comply with its obligations described in the preceding sentence before it offers to repurchase Securities pursuant to this Section 4.14, provided that nothing in this paragraph shall eliminate the obligation of the Company to consummate an Offer to Purchase the Securities within 90 days of the consummation of a transaction resulting in a Change of Control.

     In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 4.15. Limitation on Senior Subordinated Indebtedness.

     The Company shall not (i) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Debt and (ii) permit a Guarantor to, and no Guarantor shall, directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Senior Debt of such Guarantor.

SECTION 4.16. Limitations Concerning Distributions and Transfers by
              Restricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) the Credit Agreement, (c) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets, (e) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (c) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (f) this Indenture, (g) applicable law, (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company,
(i) restrictions contained in Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.04; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness incurred,
(j) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.16 or (k) restrictions of the type referred to in clause (iii) of this Section 4.16 contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with Section 4.18 and restrict the transfer of property subject to such agreements.

SECTION 4.17. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary of the Company, except: (a) to the Company or a Wholly Owned Subsidiary; (b) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.06 hereof if made on the date of such issuance or sale; or (d) issuances or sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Available Proceeds, if any, of any such sale in accordance with the provisions of Section 4.05 hereof.

SECTION 4.18. Limitation on Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Lien on or with respect to any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness, without making, or causing any such Restricted Subsidiary to make, effective provision for securing the Securities and all other amounts due under this Indenture (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the Securities and any Indebtedness pari passu with the Securities are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Securities or the Guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

     The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement) and any guarantees thereof or Indebtedness under any interest rate hedge or exchange or other similar agreement to the extent entered into to hedge any floating rate Indebtedness permitted under this Indenture, in each case to the extent that the Indebtedness secured thereby is permitted to be incurred under Section 4.04; provided, however, that Indebtedness under the Credit Agreement shall be deemed not to have been Incurred in violation of such provisions for purposes of this clause (ii) if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate such provision; (iii) Liens securing only the Securities and the Guarantees; (iv) Liens in favor of the Company or a Guarantor; (v) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item,
(c) the Indebtedness secured by such Lien is Incurred by the Company within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by Section 4.04; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition);
(vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (viii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in clauses (i) through (vii), (ix) through (xii) and (xiv) of this paragraph so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such renewal, refinancing or refunding; (ix) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee; (x) Liens securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course or business; (xi) Liens consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (xii) Liens arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings; (xiii) Liens incurred in the ordinary course of business securing assets not having a fair market value in excess of $5.0 million; and (xiv) Liens in favor of the trustee under the 11 1/4% Notes Indenture as provided for in the 11 1/4% Notes Indenture on money or property held or collected by such trustee in its capacity as trustee under the 11 1/4% Notes Indenture in connection with the defeasance or discharge of the 11 1/4% Notes and Liens in favor of the trustee under the 9 1/4% Notes Indenture as provided for in the 9 1/4% Notes Indenture on money or property held or collected by such trustee in its capacity as trustee under the 9 1/4% Notes Indenture in connection with the defeasance or discharge of the 9 1/4% Notes.

SECTION 4.19. Future Guarantors.

     The Company shall not create or acquire, nor permit any of its Domestic Restricted Subsidiaries to create or acquire, any Domestic Restricted Subsidiary after the Issue Date unless, at the time such Domestic Restricted Subsidiary has either assets or stockholder's equity in excess of $25,000, such Domestic Restricted Subsidiary (a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Articles Eleven and Twelve and (b) delivers to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary (subject to customary exceptions).

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Restriction on Mergers, Consolidations and Certain
              Sales of Assets

     The Company shall not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) if there is a Surviving

Entity, the Surviving Entity assumes by supplemental indenture all of the obligations of the Company (or in the case a Restricted Subsidiary is the Surviving Entity, the obligations of such Restricted Subsidiary) on the Securities and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04; (iv) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its such Restricted Subsidiaries as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from Section 4.18, the Company, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by
Section 4.18. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which a Guarantor, is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.05.

SECTION 5.02. Successor Corporation Substituted.

     Upon any consolidation of the Company or any Restricted Subsidiary of the Company with, or merger of the Company or any such Restricted Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company's consolidated assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with Section 5.01, upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (as evidenced by the Trustee's execution thereof), the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Securities or the Guarantees, as the case may be, with the same effect as if such Surviving Person had been named as the Company or such Restricted Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease of all or substantially all of the Company's consolidated assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantees, as the case may be.

     In connection with any consolidation, merger or transfer of assets contemplated by Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereof, if any, comply with Section 5.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

     An "Event of Default" occurs if:

          (1) the Company fails to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by Article Eight or Eleven);

          (2) the Company fails to pay any interest on any Security when due, and the default continues for 30 days (whether or not prohibited by Article Eight or Eleven);

          (3) the Company defaults in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase as described under Section 4.05 or 4.14 hereof when due and payable (whether or not prohibited by Article Eight or Eleven);

          (4) the Company fails to perform or comply with any of the provisions of Section 5.01;

          (5) the Company fails to perform any other covenant or agreement of the Company under this Indenture or the Securities and the default continues for 60 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of outstanding Securities;

          (6) the Company defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $20.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the Company or any of its Restricted Subsidiaries fails to pay principal when due at the stated maturity of any such Indebtedness;

          (7) there shall have been rendered any final judgment or judgments (not subject to appeal) against the Company or any of its Restricted

     Subsidiaries in an amount of $10.0 million or more which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (8) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

               C) orders the liquidation of the Company or any Material Subsidiary,

     and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (10) any Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration.

     If an Event of Default with respect to the Securities (other than an Event of Default with respect to the Company described in clause (8) or (9) of
Section 6.01) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may accelerate the maturity of all Securities; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture; and provided, further, that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified in clauses (8) or (9) above), the Securities shall not become due and payable until the earlier to occur of (x) five business days following delivery of a written notice of such acceleration of the Securities to the agent under the Credit Agreement, if such an Event of Default has not been cured prior to such fifth business day and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in clause (8) or (9) of
Section 6.01 with respect to the Company occurs, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

     Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this
Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This
Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

     (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of interest or principal specified in
Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third:  to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

               (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

               (a) The Trustee may request and conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section
          13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

               (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (f) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received notification or obtained actual knowledge.

SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof; provided however, that, except in the case of an Event of Default or a Default in payment with respect to the Securities or a Default or Event of Default complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

     If required by TIA ss. 313(a), within 60 days after each June 30 beginning with the June 30 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 30 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

     The Company shall indemnify the Trustee and its agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including Section 7.07) and of defending itself against any claim (whether asserted by any Securityholder or the Company) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of a single counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

     (3) a custodian or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07, to the extent incurred, shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01. Securities Subordinated to Senior Debt.

     The Company covenants and agrees, and the Trustee and each Holder by acceptance of the Securities likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of (and premium, if any) and interest on the Securities by the Company and any claims arising out of or with respect to this Indenture shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt of the Company.

SECTION 8.02. No Payment on Securities in Certain Circumstances.

     (a) No payment by or on behalf of the Company of the principal of, premium, if any, or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any kind or character, whether in cash, property or securities, by set-off or otherwise (all such payments and distributions referred to individually and collectively as a "Securities Payment"), whether pursuant to the terms of the Securities or upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of notice (a "Payment Blockage Notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Designated Senior Debt, no Securities Payment will be made by or on behalf of the Company, except from those funds held in trust for purposes of defeasance for the benefit of the Holders of any Securities to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 365 day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing, shall constitute a new event of default for this purpose).

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 8.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc.

     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Debt of the Company (including any interest accruing on or after, or which would accrue but for, an event of bankruptcy, regardless of whether such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of Senior Debt, before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any Securities Payment. Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Senior Debt after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04. Subrogation.

     Upon the payment in full of all Senior Debt of the Company, or provision for payment, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

     If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 8.05. Obligations of Company Unconditional.

     Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 8.02 or
8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08. Trustee's Relation to Senior Debt.

     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of
              the Company or Holders of Senior Debt.

     No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 8.10. Securityholders Authorize Trustee To Effectuate
              Subordination of Securities.

     Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon a general assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11. This Article Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 6.01.

SECTION 8.12. Trustee's Compensation Not Prejudiced.

     Nothing in this Article shall apply to amounts due to the Trustee pursuant to Section 6.10 and Section 7.07.

SECTION 8.13. No Waiver of Subordination Provisions.

     Without in any way limiting the generality of Section 8.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in
              Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

     All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

     Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15. Acceleration of Securities.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of Company's Obligations.

     (a) Discharge. Subject to the provisions of Article Eight, the Company may terminate its substantive obligations and the substantive obligations of the Guarantors, in respect of the Securities and the Guarantees by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by the Company on account of principal of, premium, if any, and interest on all the Securities or otherwise.

     (b) Defeasance. Subject to the provisions of Sections 9.02 and 9.03 below, the Company may:

                    (i) Covenant Defeasance. terminate its obligations under
         Section 4.03 through 4.19 and Article Five (a "Covenant Defeasance") by (A) satisfying the conditions specified in Section 9.02 and (B) delivering to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if no Covenant Defeasance had been effected; or

                   (ii) Legal Defeasance. terminate all of its substantive obligations under this Indenture (other than those set forth in Section 9.03(a) (a "Legal Defeasance") by (A) satisfying the conditions specified in Section 9.02 and (B) delivering to the Trustee an Opinion of Counsel confirming that (I) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (II) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if no Legal Defeasance had been effected.

SECTION 9.02. Conditions Precedent to Termination.

     In order to effect either a Covenant Defeasance or Legal Defeasance, the following conditions must be satisfied:

                    (i) the Company shall have deposited with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which its full faith and credit is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities (a "Defeasance Deposit");

                   (ii) no Default shall have occurred and be continuing or could arise as a result of the Defeasance Deposit (or with respect to a Default or Event of Default specified in clause (8) or (9) of
         Section 6.01, any time on or prior to the 91st calendar day after the date of the Defeasance Deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and no default under any Senior Debt would result therefrom;

                  (iii) the Defeasance Deposit shall not be prohibited at the time it is made by the provisions of Article Eight of this Indenture or any covenants in the instruments governing Senior Debt and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect; and

                   (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) the Defeasance Deposit will not result in any of the Company, the Trustee or the trust created by such deposit being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) all conditions precedent relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 9.03. Survival of Certain Obligations of the Company.

     (a) Survival of Obligations. In effecting either a Covenant Defeasance or a Legal Defeasance, the Company's obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, this Section 9.03 and Section 9.04(c), and in addition, in effecting a Covenant Defeasance, the Company's obligations contained in Section 4.01, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07, this Section
9.03 and Section 9.04(c) shall survive.

     (b) Taxes. The Company shall pay any taxes or other expenses incurred by any trust created pursuant to this Article Nine.

     (c) Reinstatement. If the Trustee is unable to apply the Defeasance Deposit in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 until such time as the Trustee is permitted to apply the Defeasance Deposit in accordance with Section 9.02; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Defeasance Deposit held by the Trustee.

SECTION 9.04. Trustee's Obligations upon Termination.

     (a) Acknowledgment. The Trustee upon a Company Request shall acknowledge in writing the discharge of the Company's and the Guarantor's (if any) obligations under the Securities, the Guarantee and this Indenture other than those obligations specified in Section 9.03.

     (b) Application of Trust Money. The Trustee shall hold the Defeasance Deposit pursuant to Section 9.02, and shall apply the Defeasance Deposit in accordance with this Article Nine solely to the payment of the principal of, premium, if any, and interest on the Securities.

     (c) Repayment to the Company. Subject to Sections 7.07 and 9.03, the Trustee shall promptly pay to the Company upon request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person and all liability of the Trustee with respect to such money shall thereupon cease.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

     The Company and the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

                    (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

                   (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                   (iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                    (v) to make any change that would provide any additional benefit or rights to the Holders;

                   (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee;

                 (viii) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

                   (ix) to secure the Securities pursuant to the requirements of Section 4.18 or otherwise; or

                    (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 11.07;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

     The Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

     (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

     (2) reduce the principal amount of (or the premium) of any Security;

     (3) reduce the rate of or extend the time for payment of interest on any Security;

     (4) change the place or currency of payment of principal of (or premium) or interest on any Security;

     (5) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any Security or the Guarantee, or the modification and amendment of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

     (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

     (7) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Security (except a recision of acceleration of the Securities by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

     (8) modify the ranking or priority of the Securities or the Guarantee, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of this Indenture in any manner adverse to the Holders;

     (9) release the Guarantors from any of their respective obligations under the Guarantee or this Indenture otherwise than in accordance with this Indenture; or

     (10) modify the provisions relating to any Offer to Purchase required under Section 4.05 or Section 4.14 in a manner materially adverse to the Holders of Securities with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

     The Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of all Holders of Securities, may waive compliance by the Company with certain restrictive provisions of this Indenture. Subject to certain rights of the Trustee, as provided in this Indenture, the Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of all Holders of Securities, may waive any past default under this Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Security tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

SECTION 10.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05. Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01. Unconditional Guarantee.

     Each Guarantor who becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 11.04. Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02. Severability.

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor.

     If the Securities are defeased in accordance with Section 9.01(b)(ii), or if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Restricted Subsidiaries in a transaction constituting an Asset Disposition and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition shall be used in accordance with
Section 4.05 and within the time limits specified by such Section 4.05, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04. Limitation of Guarantor's Liability.

     Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor including, without limitation, such Guarantor's guarantee of outstanding obligations under the Credit Agreement and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06. Execution of Guarantee.

     To further evidence their Guarantee to the Holders, any Guarantor required to Guarantee the Securities pursuant to the terms of Section 4.19 shall execute the Guarantee in substantially the form set forth in Exhibit A hereto to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each such Guarantor hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.07. Subordination of Subrogation and Other Rights.

     Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to Senior Debt of
               Guarantor.

     Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Senior Debt of such Guarantor.

SECTION 12.02. No Payment on Guarantees in Certain Circumstances.

     (a) No payment by or on behalf of any Guarantor of principal of, premium, if any, or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any kind or character, whether in cash, property or securities, by set-off or otherwise (all such payments and distributions referred to individually and collectively as a "Guarantor Securities Payment"), whether pursuant to the terms of such Guarantor's Guarantee, upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt of such Guarantor whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Senior Debt, no Guarantor Securities Payment will be made by or on behalf of such Guarantor, except from those funds held in trust for purposes of defeasance for the benefit of the Holders of any Securities to such Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

     Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice was given and (y) there must be 180 days in any 365 day period during which no Guarantor Payment Blockage Period is in effect. Not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any other Guarantor Blockage Period with respect to the Designated Senior Debt initiating such Guarantor Payment Blockage Period may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing, shall constitute a new event of default for this purpose).

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by
Section 12.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Debt that such prohibited payment has been made, the holders of such Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Debt.

SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc.

     (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all Senior Debt of such Guarantor (including any interest accruing on or after, or which would accrue but for, an event of bankruptcy, regardless of whether such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of Senior Debt, before the Holders of the

Securities or the Trustee on behalf of such Holders shall be entitled to receive any Guarantor Securities Payment. Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such Senior Debt after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Senior Debt of such Guarantor are paid in full, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (c) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five or Section
11.03 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five or such Guarantor or successor entity shall be released from the Guarantee pursuant to the terms of Section 11.03.

SECTION 12.04. Subrogation.

     Upon the payment in full of all Senior Debt of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Senior Debt, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt of the Guarantors, on the other hand.

     If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 12.05. Obligations of Guarantors Unconditional.

     Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Guarantee is intended to or shall impair, as among the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

     Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Debt of a Guarantor to recover payments as contemplated by
Section 12.02 or 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08. Trustee's Relation to Senior Debt of Guarantors.

     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of Guarantors which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of a Guarantor's Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of Guarantors.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of
               the Guarantors or Holders of Senior Debt of Guarantors.

     No right of any present or future holders of any Senior Debt of Guarantors to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of Guarantors.

SECTION 12.10. Securityholders Authorize Trustee To Effectuate
               Subordination of Guarantee.

     Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon a general assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11. This Article Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

SECTION 12.12. Trustee's Compensation Not Prejudiced.

     Nothing in this Article shall apply to amounts due to the Trustee pursuant to Section 7.07.

SECTION 12.13. No Waiver of Guarantee Subordination Provisions.

     Without in any way limiting the generality of Section 12.09, the holders of Senior Debt of Guarantors may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt of Guarantors, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of Guarantors or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14. Payments May Be Paid Prior to Dissolution.

     Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section
12.06. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

     The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Company or a Guarantor:

                           Tekni-Plex, Inc.
                           201 Industrial Parkway
                           Somerville, New Jersey  08876

                           Attention:  Dr. F. Patrick Smith

                           Facsimile:  (908) 722-4967
                           Telephone:  (908) 722-4800

                  with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York  10017

                           Attention:  Winthrop Conrad

                           Facsimile:  (212) 450-4800
                           Telephone:  (212) 450-4000

                  if to the Trustee:

                           HSBC Bank USA
                           140 Broadway
                           New York, New York  10005

                           Attention:  Corporate Trust Services-Tekni-Plex

                           Facsimile:  (212) 658-6425
                           Telephone:  (212) 658-6433

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

     (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

     (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA ss. 314(c).

SECTION 13.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

     Pursuant to Section 5-1401 of the General Obligations Law of the State of New York this Indenture, the Securities and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other conflicts of law provisions.

SECTION 13.08. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 13.09. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. Subject to Section 11.03, all agreements of each Guarantor in this Indenture and Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

     In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                            [Signature Page Follows]

                                   SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                     TEKNI-PLEX, INC.


                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                     PURETEC CORPORATION
                                     PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.
                                     PLASTIC SPECIALTIES AND TECHNOLOGIES
                                        INVESTMENTS, INC.
                                     BURLINGTON RESINS, INC.
                                     DISTRIBUTORS RECYCLING, INC.
                                     REI DISTRIBUTORS, INC.
                                     ALUMET SMELTING CORP.
                                     NATVAR HOLDINGS, INC. AND
                                     TRI-SEAL HOLDINGS, INC.
                                     PURE TECH RECYCLING OF CALIFORNIA
                                     MULTI CONTAINER RECYCLER, INC.
                                     COAST RECYCLING NORTH, INC.
                                     PURE TECH APR, INC.
                                        collectively, the Guarantors


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     HSBC BANK USA,
                                        as Trustee


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                TEKNI-PLEX, INC.

No.                                                                        $[  ]

                   12 3/4% SENIOR SUBORDINATED NOTE DUE 2010


     Tekni-Plex, Inc. promises to pay to [               ] or registered assigns
the principal sum of [                ] Dollars on the Maturity Date of June 15,
2010.

     Interest Payment Dates: June 15 and December 15, beginning December 15,
2000


Record Dates:  June 1 and December 1

     IN WITNESS WHEREOF, TEKNI-PLEX, INC. has caused this instrument to be executed in its corporate name by manual or a facsimile signature of its ________________ and its _________________________.

                                     TEKNI-PLEX, INC.
                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


Dated:                               By:
                                        ----------------------------------------
                                            Name:
                                            Title:

Certificate of Authentication:

     This is one of the 12 3/4% Senior Subordinated Notes due 2010 referred to in the within-mentioned Indenture.

HSBC BANK USA, as Trustee


By
  --------------------------------   Date
  Authorized Signatory

                             (REVERSE OF SECURITY)

                                TEKNI-PLEX, INC.

                   12 3/4% Senior Subordinated Note due 2010

     1. Interest.

     Tekni-Plex, Inc., a Delaware corporation (the "Company"), promises to pay interest at the rate of 12 3/4% per annum on the principal amount of this Security semiannually commencing on December 15, 2000 until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 21, 2000 through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment.

     The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

     3. Paying Agent and Registrar.

     Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar or co-Registrar but may not act as Paying Agent.

     4. Indenture.

     This Security is one of a duly authorized issue of Securities of the Company, designated as its 12 3/4% Senior Subordinated Notes due 2010 (the "Securities"), issuable under an indenture dated as of June 21, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time. Payment on each Security is guaranteed, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

     Pursuant to Section 2.15 of the Indenture additional Securities may be issued in one or more series from time to time under the Indenture, subject to
Article 4 and applicable law. All Securities issued under the Indenture will vote together and be treated as a single class for all purposes under the Indenture.

     Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

     5. Optional Redemption.

     The Securities will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after June 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at his address appearing in the register for the Securities, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to but excluding the date fixed for redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning June 15 of the years indicated:

                 Year                                   Percentage
                 2005...............................      106.375%
                 2006...............................      104.250%
                 2007...............................      102.125%
                 2008 and thereafter................      100.000%

     In addition, prior to June 15, 2003 the Company may redeem up to 35% of the principal amount of the Securities with the net cash proceeds received by the Company from one or more public offerings of Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of the principal amount) of 112.75% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of the Securities originally issued on the Issue Date remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Securities not later than 60 days following the consummation of such public offering.

     Selection of Securities for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Securities may be listed or, if the Securities are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of Securities to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Securities or portions thereof called for redemption.

     The Securities will not have the benefit of any sinking fund.

     6. Purchase upon Occurrence of a Change of Control.

     Within 30 days of the occurrence of a Change of Control, the Company will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

     7. Notice of Redemption.


     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

     8. Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

     9. Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

     10. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an applicable abandoned property law designates another person.

     11. Discharge Prior to Redemption or Maturity.

     The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

     12. Amendment; Supplement; Waiver.


     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

     13. Restrictive Covenants.

     The Indenture restricts, among other things, the ability of the Company or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain Restricted Payments and Investments, limits the Indebtedness which the Company and its Restricted Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report annually to the Trustee on compliance with the covenants in the Indenture.

     14. Successor Corporation.

     Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another Person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

     15. Defaults and Remedies.

     If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     16. Trustee Dealings with Company.


     The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     17. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     18. Authentication.


     This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

     19. Abbreviations.

     Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     20. CUSIP or CINS Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or CINS numbers to be printed on the Securities and has directed the Trustee to use CUSIP or CINS numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. Governing Law.

     The laws of the State of New York shall govern the Indenture, this Security and the Guarantee without regard to principles of conflicts of law.

     The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Tekni-Plex, Inc.
                  201 Industrial Parkway
                  Somerville, NJ  08876


-A-7

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

     The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee (such guarantee by each Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

     The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Guarantee is subject to release upon the terms set forth in the Indenture.



                                      PURETEC CORPORATION
                                      PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.
                                      PLASTIC SPECIALTIES AND TECHNOLOGIES
                                         INVESTMENTS, INC.
                                      BURLINGTON RESINS, INC.
                                      DISTRIBUTORS RECYCLING, INC.
                                      REI DISTRIBUTORS, INC.
                                      ALUMET SMELTING CORP.
                                      NATVAR HOLDINGS, INC.
                                      TRI-SEAL HOLDINGS, INC.
                                      PURE TECH RECYCLING OF CALIFORNIA
                                      MULTI CONTAINER RECYCLER, INC.
                                      COAST RECYCLING NORTH, INC.
                                      PURE TECH APR, INC.
                                         collectively, the Guarantors


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                ASSIGNMENT FORM

     If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                                            Signed:
     ----------------------------                        -----------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee:
                     -----------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: [ ]

If you want to elect to have only part of this Security purchased by the Company, state the amount: $


Dated:                                            Signed:
      ---------------------------                        -----------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee:
                     -----------------------------------------------------------

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER


Tekni-Plex, Inc.
201 Industrial Parkway
Somerville, New Jersey  08876

Attention:

HSBC Bank USA
140 Broadway
New York, New York  10005
Attention:  Corporate Trust Services-
                      Tekni-Plex

                 Re: 12 3/4% Senior Subordinated Notes due 2010

     Reference is hereby made to the Indenture, dated as of June
21, 2000 (the "Indenture"), among Tekni-Plex, Inc. (the "Company"), the Guarantors party thereto and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ________________ (the "Transferor") owns and proposes to transfer the Security[s] specified in Annex A hereto in the principal amount of $___ in such Security[s] (the "Transfer") to ________ (the "Transferee"), as further specified in Annex A hereto. In the event that Transferor holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Transferred. In connection with the Transfer, the Transferor hereby certifies that:

1. [ ] Check if Transferee will take an Interest in the 144A Global Security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred Security will be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take an Interest in the Regulation S Global Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Security will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a Restricted Physical Security pursuant to Rule 144A or Regulation S. One or more of the events specified in Section 2.06(a) of the Indenture have occurred and the Transfer is being effected in compliance with the transfer restrictions applicable to Securities bearing the Securities Act Legend and pursuant to and in accordance with the Securities Act, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and the Transferor certifies to the effect set forth in paragraph 1 above; or

          (b) [ ] such Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and the Transferor certifies to the effect set forth in paragraph 2 above.

4. [ ] Check if Transferee will take an Interest in the Unrestricted Global Security. The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

5. [ ] Check if Transferee will take delivery of a Physical Security that does not bear the Securities Act Legend. One or more of the events specified in
Section 2.06(a) of the Indenture have occurred and the Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                  ------------------------------
                                                  [Insert Name of Transferor]
                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:
Dated:_____________________

                         FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER


1.       The Transferor owns and proposes to transfer the following:

                                    [CHECK ONE OF (a) OR (b)]

         (a)      [ ]   Interests in the

                     (i) [ ]  144A Global Security (CUSIP _____), or
                    (ii) [ ]  Regulation S Global Security (CINS _____).

         (b)      [ ]         Physical Security.

2.       That the Transferee will hold:

                                           [CHECK ONE]

         (a)      [ ]   Interests in the:

                     (i) [ ]  144A Global Security (CUSIP _____), or
                    (ii) [ ]  Regulation S Global Security (CINS _____), or
                   (iii) [ ]  Unrestricted Global Security (CUSIP _____); or

         (b)      [ ]   Physical Securities that bear the Securities Act
                        Legend;

         (c)      [ ]   Physical Securities that do not bear the
                        Securities Act Legend;

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


Tekni-Plex, Inc.
201 Industrial Parkway
Somerville, New Jersey  08876

Attention:

HSBC Bank USA
140 Broadway
New York, New York  10005
Attention:  Corporate Trust Services-
                      Tekni-Plex

                 Re: 12 3/4% Senior Subordinated Notes due 2010

                            (CUSIP _______________)

     Reference is hereby made to the Indenture, dated as of June 21, 2000 (the "Indenture"), among Tekni-Plex, Inc. (the "Company"), the Guarantors party thereto and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________ (the "Holder") owns and proposes to exchange the Security[s] specified herein, in the principal amount of $___ in such Security[s] (the "Exchange"). In the event Holder holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Exchanged. In connection with the Exchange, the Holder hereby certifies that:

     1. Exchange of restricted Securities or Interests in the Restricted Global Security for Securities that do not bear the Securities Act Legend

     (a) [ ] Check if Exchange is from Restricted Global Securities to the Unrestricted Global Security. In connection with the Exchange of the Holder's Restricted Global Security to the Unrestricted Global Security in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Global Securities are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities

Act") and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (b) [ ] Check if Exchange is from Restricted Physical Securities to an Interest in the Unrestricted Global Security. In connection with the Holder's Exchange of Restricted Physical Securities for Interest in the Unrestricted Global Security, (i) the Interest in the Unrestricted Global Security are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (c) [ ] Check if Exchange is from Restricted Physical Securities to Physical Securities that do not bear the Securities Act Legend. In connection with the Holder's Exchange of a Restricted Physical Security for Physical Securities that do not bear the Securities Act Legend, the Holder hereby certifies (i) the Physical Securities that do not bear the Securities Act Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) one or more of the events specified in Section 2.06(a) of the Indenture have occurred.

2. [ ] Check if Exchange is from Restricted Physical Securities to Interests in a Restricted Global Security. In connection with the Exchange of the Holder's Restricted Physical Security for interests in the Restricted Global Security in the [CHECK ONE] [ ] 144A Global Security, [ ] Regulation S Global Security, with an equal principal amount, (i) the interests in the Restricted Global Security are being acquired for the Holder's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Security and pursuant to and in accordance with the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Global Security issued will be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

3. [ ] Check if Exchange is from an interest in a Global Security to Physical Securities pursuant to Section 2.06(a) of the Indenture. In connection with the exchange of the Holder's interest in a Global Security pursuant to Section 2.06(a) of the Indenture, the Holder hereby certifies (i) the Physical Security is being acquired for the Holder's own account without transfer and (ii) one or more of the events specified in Section 2.06(a) of the Indenture have occurred.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                  ------------------------------
                                                  [Insert Name of Holder]
                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:
Dated:  _________________